UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 1, 2018 (February 28, 2018)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Ravinia Drive, Suite 1300, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 28, 2018, Internap Corporation (the “Company”) entered into the Incremental and Third Amendment to the Credit Agreement among the Company, the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent (the “Third Amendment”).  The Third Amendment provides for a new incremental term loan facility under the Company’s Credit Agreement dated as of April 6, 2017 (as amended, the “Credit Agreement”) of $135 million (the “Incremental Term Loan”). The Incremental Term Loan has terms and conditions identical to the existing loans under the Credit Agreement, as amended.  Proceeds of the Incremental Term Loan were used to complete the acquisition of SingleHop LLC (“SingleHop”) and to pay fees, costs and expenses related to the acquisition, the Third Amendment and the Incremental Term Loan.  The Company and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the lenders under the Credit Agreement and with affiliates of such lenders.

The foregoing description of the Third Amendment is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Third Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2018, pursuant to the previously announced Purchase and Sale Agreement, dated January 27, 2018, by and among the Company, SingleHop, the members of SingleHop set forth therein and Shareholder Representative Services LLC (the “Agreement”), the Company acquired all of the membership interests in SingleHop.  The purchase price for the transaction was $132 million, and the estimated net working capital of SingleHop at closing resulted in an upward adjustment of $0.7 million, subject to a further post-closing adjustment upward or downward upon finalization of the SingleHop closing date balance sheet.  Financing for the acquisition was provided through the proceeds of the Incremental Term Loan under the Third Amendment and cash on the balance sheet.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.  The Company has attached the Agreement to provide information about the terms contained therein, and the Agreement is not intended to provide any factual information about any party thereto.  Specifically, the Agreement contains a number of representations and warranties which the parties thereto have made to each other.  The assertions made in those representations and warranties are qualified by information in confidential disclosure schedules which have not been provided as an exhibit to this Current Report on Form 8-K.  Such representations and warranties were used for the purpose of allocating risk, both known and unknown, among the parties to the Agreement rather than to make affirmative factual claims or statements.  Accordingly, you should not rely on the representations and warranties as current characterizations of factual information, or as definitively stating actual facts, with respect to any parties to the Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 8.01	Other Events.

On February 28, 2018, the Company issued a press release regarding the closing of the acquisition. The press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

(b)	Pro Forma Financial Information

The Company will file the financial statements and pro forma financial information required pursuant to Item 9.01(a) and (b) not later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

2.1
Purchase and Sale Agreement, dated as of January 26, 2018, by and among Internap Corporation, SingleHop LLC, the members of SingleHop LLC set forth therein and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company as filed on January 29, 2018)

10.1	Incremental and Third Amendment to Credit Agreement, dated as of February 28, 2018, among Internap Corporation, each of the Lenders thereto and Jefferies Finance LLC as Administrative Agent

99.1	Press Release, dated February 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: March 1, 2018	By:	/s/ Richard Diegnan
Richard Diegnan
SVP and General Counsel